Exhibit 99.1

FOR IMMEDIATE RELEASE

CENTENE TO COMBINE WITH HEALTH NET IN TRANSACTION VALUED AT APPROXIMATELY $6.8 BILLION

Creates Leading Platform for Government-Sponsored Programs and One of the Largest Medicaid Managed Care Organizations in the Country

Broadens Presence to Build Scale and Drive Diversification

Transaction Expected to be Significantly Accretive to Centene’s EPS in the First Year Following Close

Estimated to Achieve up to Approximately $150 Million in Annual Synergies by the Second Year Following Close

Companies to Host Conference Call at 8:30 AM ET

St. Louis, MO and Los Angeles, CA – July 2, 2015 – Centene Corporation (NYSE: CNC) and Health Net, Inc. (NYSE: HNT) announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which Centene will acquire all of the shares of Health Net in a cash and stock transaction valued at approximately $6.8 billion, including the assumption of approximately $500 million of debt.

The combination of Centene and Health Net would create a leading diversified multi-national healthcare enterprise with more than ten million members across the country and estimated 2015 pro forma premium and service revenues of approximately $37 billion. Centene is expected to continue to deliver attractive growth by offering a more comprehensive and scalable portfolio of innovative solutions focusing on uninsured and under-insured individuals, including participation in Medicare Advantage, TRICARE, and Veterans Affairs programs. The companies believe that the addition of Health Net’s high-quality Medicare platform to Centene’s Medicaid programs provides an opportunity for additional growth across the combined company’s markets. Health Net’s demonstrated commitment to risk-based provider arrangements is reflective of the market shift from volume to value and is anticipated to enhance Centene’s leading position in high quality, low cost access to government-sponsored programs. With increased scale and diversification, Centene expects to deploy its full portfolio of specialty services and provide an integrated offering that benefits its members, providers and other stakeholders.

Under the terms of the agreement, Health Net shareholders would receive 0.622 shares of Centene common stock and $28.25 in cash for each share of Health Net common stock. Based on Centene’s closing stock price on July 1, 2015, the implied consideration of $78.57 per share represents a premium of approximately 21% over Health Net’s closing stock price on July 1, 2015, and of approximately 26% on June 1, 2015. Upon completion of the transaction, Centene shareholders would own approximately 71% of the combined entity, with Health Net shareholders owning approximately 29%. The transaction is expected to be significantly accretive to Centene’s diluted earnings per share in the first year following closing.

“We are pleased to have reached this agreement with Health Net, which we believe will create value for both Centene and Health Net shareholders and will enhance our ability to serve our members and work with our providers and government partners,” said Michael F. Neidorff, Centene’s Chairman, President and Chief Executive Officer. “Over the past five years, Centene has achieved record performance and today’s announcement is a significant next step in our strategy to increase scale and drive geographic and product diversification. This transaction ensures that we extend our competitive position as one of the largest plans covering government-sponsored programs in the country. Health Net’s presence in California and other key western states is complementary to our offerings, allowing us to bring additional innovative solutions to the healthcare market. With Health Net, we see opportunities to leverage our local approach more broadly to enhance our members’ access to higher quality healthcare services on a cost-effective basis and ensure measurable quality outcomes.”

Mr. Neidorff continued, “We have tremendous respect for Health Net’s management team and employees, and for all that they have accomplished. Given our scalable model and record of successfully integrating acquisitions, we expect to achieve a smooth transition. Together, we will build on both companies’ shared commitment to working with providers and key community stakeholders to achieve better results for members and drive shareholder value.”

Jay Gellert, Health Net’s President and Chief Executive Officer, said, “Centene has an impressive record of serving populations that have been traditionally underserved in a high-quality and consumer-centered manner. Our successes complement Centene very well and will lead to better offerings in line with new consumer and payer demands. After closing, we will be a leading provider of managed health care services very much aligned with the future. We expect that Health Net associates will play a critical role in the future of the combined company.”

Strategic and Financial Benefits of the Transaction

•	Addition of Incremental Scale: The addition of Health Net’s complementary network is expected to strengthen Centene’s presence in the California Medicaid program, which is the country’s largest with more than 12 million individuals. The transaction will provide Centene with access to California’s dual demonstration program and expansion in other Medicaid and Medicare programs in the Western United States, including Arizona, Oregon and Washington. The combined company expects to have approximately six million Medicaid members, making it one of the largest Medicaid managed care organizations in the country. The combined company anticipates driving profitable growth by leveraging Centene’s local approach that provides members access to high quality and culturally sensitive health care services.

•	Increased Product Diversity Provides Ability to Create a More Comprehensive Portfolio: This transaction would extend Centene’s offerings in government programs including Medicare, TRICARE, and U.S. Department of Veterans Affairs. The combined company would be positioned to provide its members access to more solutions, with opportunities for integrated specialty services across the entire enterprise. In particular, the combined company believes that Health Net’s high quality Medicare platform, including its presence in Medicare Advantage, has the potential to be applied across the combined business thereby enhancing the growth strategy. Centene also believes there are opportunities to scale Health Net’s programs that reach underserved communities and extend its business lines for this constituency. Both companies have demonstrated success focusing on the subsidized portion of the Health Insurance Marketplace. The companies believe that by focusing on these government programs, the combined company will enhance its innovative provider relationships that enable it to deliver affordable, accessible healthcare.

•	Strong Financial Profile and Significant Earnings Accretion: Combined, Centene and Health Net are estimated to have 2015 pro forma annual premium and service revenues of approximately

$37 billion. The transaction is expected to generate diluted earnings per share accretion of 10% and adjusted diluted earnings per share accretion of 20% in the first year following closing.

•	Significant Synergy Opportunities: The combined company is estimated to achieve approximately $150 million of annual cost synergies by the second year following close with 50% achieved after year one following close. Synergies will come from areas including efficiencies in core G&A, integration of a range of specialty services and leveraging capabilities in IT systems and process management.

Organization and Management

Upon closing of the transaction, Mr. Neidorff will lead the combined company as Chairman, President and Chief Executive Officer. Mr. Gellert will assist to achieve a smooth transition. The combined company will be headquartered in St. Louis, Mo, the location of Centene’s current headquarters, with operations throughout the country.

Financing and Approvals

Centene intends to fund the cash portion of the acquisition through a combination of existing cash on hand and debt financing. The transaction is not contingent upon financing, with Wells Fargo, N.A. providing $2.7 billion of financing commitment.

The transaction is expected to close by early 2016. It is subject to approval by Centene and Health Net shareholders, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approvals by relevant state insurance and healthcare regulators and other customary closing conditions.

Advisors

Allen & Company LLC and Evercore are serving as financial advisors to Centene, with Skadden, Arps, Slate, Meagher & Flom LLP serving as legal counsel. J.P. Morgan Securities Inc. LLC is serving as financial advisor to Health Net with Morgan, Lewis & Bockius LLP serving as legal counsel.

Conference Call

Centene and Health Net will host a conference call today, July 2, 2015, at 8:30 a.m. (Eastern Time) and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing (866) 610-1072 (domestic) or (973) 935-2840 (international). An investor presentation, to be reviewed during the conference call, can be accessed via each company’s investor relations website at www.centene.com/investors or www.healthnet.com/InvestorRelations. A telephonic replay of the conference call will be available immediately after the call and can be accessed by dialing (800) 585-8367, or for international callers, (404) 537-3406. The passcode for the live call and the replay is 77042984. The archive of the call replay will be available until July 16, 2015. The live webcast and archived replay can be accessed on both companies’ investor relations websites. The online archive of the webcast will be available until July 2 of 2016.

About Centene

Centene Corporation, a Fortune 500 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government-sponsored healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long

Term Care (LTC), in addition to other state-sponsored/hybrid programs and Medicare (Special Needs Plans). The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

About Health Net

Health Net, Inc. (NYSE:HNT) is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net provides and administers health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, dual eligible, U.S. Department of Defense, including TRICARE, and U.S. Department of Veterans Affairs programs. Health Net also offers behavioral health, substance abuse and employee assistance programs, and managed health care products related to prescription drugs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

Forward Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Centene, Health Net and the combined businesses of Centene and Health Net and certain plans and objectives of Centene and Health Net with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder, provider and state contract changes, the outcome of pending legal or regulatory proceedings, reduction in provider payments by governmental payors, the expiration of Centene’s or Health Net’s Medicare or Medicaid managed care contracts by federal or state governments and tax matters; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of approval of both Centene’s stockholders and Health Net’s stockholders; the risk that financing for the transaction may not be available on favorable terms; and risks and uncertainties discussed in the reports that Centene and Health Net have filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements reflect Centene’s and Health Net’s current views with respect to future events and are based on numerous assumptions and assessments made by Centene and Health Net in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Centene’s and Health Net’s plans with respect to the proposed merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Neither Centene nor Health Net assumes any obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Centene’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its reports on Form 10-Q and Form 8-K as well as in Health Net’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its reports on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The proposed merger transaction involving Centene and Health Net will be submitted to the respective stockholders of Centene and Health Net for their consideration. In connection with the proposed merger, Centene will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Centene and Health Net to be filed with the SEC, and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Centene and Health Net urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site,

http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Centene upon written request to the Investor Relations Department, Centene Plaza 7700 Forsyth Blvd. St. Louis, MO 63105, (314) 725-4477 or from Centene’s website, http://www.centene.com/investors/, or from Health Net upon written request to the Investor Relations Department, Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367, (800) 291-6911, or from Health Net’s website, www.healthnet.com/InvestorRelations.

Participants in Solicitation

Centene, Health Net and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Centene and Health Net in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Centene and Health Net in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Centene’s executive officers and directors in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2015. You can find information about Health Net’s executive officers and directors in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2015. You can obtain free copies of these documents from Centene and Health Net using the contact information above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contacts

For Centene:

Investors

Edmund Kroll

(212) 759-0382

Media

Marcela Manjarrez-Williams

(314) 505-6502

For Health Net:

Investors

Peter O’Neill

(818) 676-8692

Media

Brad Kieffer

(818) 676-6833